ClubCorp Reports Thirteenth Consecutive Quarter of Revenue Growth

•	Second quarter revenue was $276.4 million, up 2.7%

•	Second quarter net income decreased $5.0 million to $0.8 million

•	Second quarter adjusted EBITDA was $62.9 million, up 0.1%

DALLAS (July 19, 2017) - ClubCorp - The World Leader in Private Clubs® (NYSE: MYCC) - announces financial results for its fiscal-year 2017 second quarter ended June 13, 2017. The second quarter of fiscal 2017 and fiscal 2016 consisted of 12 weeks. Year-to-date results of fiscal 2017 and fiscal 2016 consisted of 24 weeks. All growth percentages refer to year-over-year progress.

Second Quarter Results:

•	Revenue increased $7.4 million to $276.4 million, up 2.7%, for the second quarter of 2017.

•
Net Income decreased $5.0 million to $0.8 million, down 86.2%, primarily due to higher selling, general and administrative expense related to centralization and transformation of administrative processes, finance processes and related IT systems, and impairment of assets related to recently divested clubs.

•	Adjusted EBITDA(1) of $62.9 million, up 0.1%.

•
Same Store Combined Clubs(2) revenue increased $3.5 million to $263.4 million, up 1.4%, driven by increases in all three major revenue streams: dues up 2.1%, food & beverage up 0.6% and golf operations up 0.9%.

•
Same-store Combined Clubs Adjusted EBITDA decreased $0.4 million to $75.5 million, down 0.6%, due to higher revenue more than offset by higher operating costs including rent in same-store business, sports and alumni clubs. Same-store Adjusted EBITDA margin was 28.7%.

•	New or Acquired Clubs.(2) New clubs opened or acquired in 2016 and 2017 contributed revenue of $7.3 million and adjusted EBITDA of $0.3 million.

FY17 Year-to-date Results:

•	Revenue increased $13.8 million to $497.6 million, up 2.8%, for the first two quarters of the year.

•
Net Loss increased $4.2 million to $6.7 million, up 162.0%, primarily due to higher selling, general and administrative expense related to centralization and transformation of administrative processes, finance processes and related IT systems, and impairment of assets related to recently divested clubs.

•	Adjusted EBITDA(1) increased $1.9 million to $106.3 million, up 1.8%, driven by increased revenue offset by increased operating expenses including rent.

•
Same Store Combined Clubs(2) revenue increased $8.9 million to $478.3 million, up 1.9%, driven by increases in all three major revenue streams: dues up 2.5%, food & beverage up 1.1% and golf operations up 2.3%.

•
Same-store Combined Clubs Adjusted EBITDA increased $1.6 million to $134.4 million, up 1.2%, due to increased revenue offset by higher operating costs including higher costs related to food and beverage sales in

ClubCorp FY17 Q2 Earnings Release	1	Page

same-store golf and country clubs, and an increase in club operating costs including rent and a decline in social memberships in same-store business, sports and alumni clubs. Same-store Adjusted EBITDA margin was 28.1%.

•	New or Acquired Clubs.(2) New clubs opened or acquired in 2016 and 2017 contributed revenue of $10.0 million and adjusted EBITDA of $0.5 million.

2017 Second Quarter and Year to Date Summary:
(Unaudited financial information)

	Second quarter ended			Year to date ended
(dollars in thousands)	June 13, 2017 (12 weeks)	June 14, 2016 (12 weeks)	% Change	June 13, 2017 (24 weeks)	June 14, 2016 (24 weeks)	% Change

Total Revenue	$276,353	$268,974	2.7%	$497,631	$483,847	2.8%

Net income (loss)	$791	$5,750	(86.2)%	$(6,715)	$(2,563)	(162.0)%

Golf and Country Clubs Adjusted EBITDA	$66,062	$66,067	—%	$118,752	$116,112	2.3%
Business, Sports and Alumni Clubs Adjusted EBITDA	$9,723	$10,194	(4.6)%	$16,207	$17,115	(5.3)%
Corporate expenses and other operations (3)	$(12,893)	$(13,402)	3.8%	$(28,638)	$(28,809)	0.6%
Adjusted EBITDA (1)	$62,892	$62,859	0.1%	$106,321	$104,418	1.8%

Total memberships, excluding managed club memberships				174,348	170,038	2.5%

Quotes:

•
Eric Affeldt, chief executive officer: “We are pleased to deliver our thirteenth consecutive quarter of growth. As we celebrate ClubCorp's 60th anniversary this year, the Company remains firmly committed to providing our members unrivaled experiences at our clubs. Additionally, we recently announced a definitive agreement with affiliates of Apollo to acquire ClubCorp, and to continue to grow our business and provide the highest level of service and club offerings to our members.”

•
Mark Burnett, president and chief operating officer: “We continue to see increased member activity and usage at our recently reinvented and acquired clubs. So far in fiscal 2017, we have added five new clubs to our golf and country club segment as compared to three clubs added in all of fiscal 2016. Additionally, we announced an alliance with Topgolf to accelerate innovation in the golf industry. We expect these acquisitions and initiatives to drive additional return on investment and further expand the value of our local, regional and

ClubCorp FY17 Q2 Earnings Release	2	Page

national networks. Additionally, our O.N.E. offering continues to appeal to our members with approximately 56% of our memberships enrolled in O.N.E.”

•
Curt McClellan, chief financial officer: “We are pleased to deliver thirteen consecutive quarters of growth. Our results for the second quarter saw continued dues revenue growth coupled with slower than anticipated golf operations and food and beverage revenue growth due to above average rain fall in the mid Atlantic regions and fewer private events at our business, sports and alumni clubs. Consolidated adjusted EBITDA was largely flat for the quarter. Consolidated revenues grew 2.7% for the quarter and overall adjusted EBITDA margins declined 60 bps to 22.8%. Currently, our reinvention projects and acquisitions are performing as expected."

Segment Highlights:
Golf and country clubs (GCC):

•	Second quarter, GCC revenue was up $8.9 million to $227.9 million, up 4.1%.

•	Second quarter, GCC adjusted EBITDA of $66.1 million was flat, and GCC adjusted EBITDA margin decreased 120 basis points to 29.0%.

•	Second quarter, GCC same-store revenue increased $3.8 million, up 1.8%. Dues revenue was up 2.3%, food & beverage revenue increased 2.0% and golf operations revenue increased 0.9%.

•	Second quarter, GCC same-store adjusted EBITDA was flat.

•	Second quarter, GCC same-store adjusted EBITDA margin decreased 50 basis points to 29.8%.

•	Clubs acquired in 2016 and 2017 contributed second quarter, GCC revenue of $7.3 million and GCC adjusted EBITDA of $0.3 million.

Business, sports and alumni clubs (BSA):

•	Second quarter, BSA revenue decreased $0.3 million to $42.9 million, down 0.6%, driven largely by decreases in food & beverage revenue.

•	Second quarter, BSA adjusted EBITDA declined $0.5 million to $9.7 million, down 4.6%, largely due largely to decreases in food & beverage revenue and higher costs as a percentage of revenue.

•	Second quarter, BSA adjusted EBITDA margin decreased 90 basis points to 22.7%.

ClubCorp FY17 Q2 Earnings Release	3	Page

Other Data:

•
O.N.E. and Other Upgrades. As of June 13, 2017 and December 27, 2016, approximately 56% and 54% of memberships were enrolled in O.N.E. or similar upgrade programs, respectively. As of June 13, 2017, the Company offered O.N.E. at 156 clubs.

•
Reinvention. In total, for 2017, the Company expects ROI expansion capital to be approximately $46 million. Of this amount, ClubCorp plans to invest approximately $23 million on same-store clubs and approximately $23 million on recently acquired clubs.

•
Acquisitions. As of June 13, 2017, ClubCorp has acquired four clubs: Eagle's Nest Country Club in Phoenix, Maryland (part of the greater Baltimore MSA), North Hills Country Club in Glenside, Pennsylvania (part of the greater Philadelphia MSA), Norbeck Country Club in Rockville, Maryland (part of Washington, DC MSA) and Oakhurst Golf and Country Club in Clarkston, Michigan (part of the Detroit MSA). Subsequent to June 13, 2017, on June 20, 2017, ClubCorp acquired Medina Golf and Country Club in Medina, Minnesota (part of Minneapolis MSA). In fiscal year 2016, ClubCorp acquired three clubs: Heritage Golf and Country Club in Hilliard, Ohio (part of the Columbus MSA); Santa Rosa Country Club in Santa Rosa, California; and Marsh Creek Country Club in St. Augustine, Florida. In addition, ClubCorp entered a management agreement to operate the Country Club of Columbus in Columbus, Georgia. As of June 13, 2017, ClubCorp owns or operates 160 golf and country clubs representing approximately 200 18-hole equivalents, of which eight are managed clubs. Additionally, the Company owns or operates 44 business, sports and alumni clubs, of which three are managed clubs.

•
Membership. Membership totals exclude membership count from managed clubs. As of June 13, 2017, total memberships increased 4,310 to 174,348, up 2.5%, over memberships at June 14, 2016. Total golf and country club memberships increased 3.6%, while total business, sports and alumni club memberships were flat.

•
Capital Structure. At the end of the second quarter, the Company had $52.0 million in cash and cash equivalents and total liquidity of approximately $196 million. ClubCorp's total leverage ratio was 4.28x at the end of the second quarter, up slightly from 4.20x at the end of fiscal 2016 with the increase related to a decline in cash which resulted mainly from acquisitions. Subsequent to June 13, 2017, on June 20, 2017, the Company borrowed $20.0 million on the revolving credit facility.

Company Outlook:
Given the recent announcement on July 9, 2017 of a definitive merger agreement to take ClubCorp private, we are not providing any further financial guidance.

ClubCorp FY17 Q2 Earnings Release	4	Page

About ClubCorp Holdings:
Since its founding in 1957, Dallas-based ClubCorp has operated with the central purpose of Building Relationships and Enriching Lives®. ClubCorp is a leading owner-operator of private golf and country clubs and private business clubs in North America. ClubCorp owns or operates a portfolio of over 200 golf and country clubs, business clubs, sports clubs, and alumni clubs in 28 states, the District of Columbia and two foreign countries that serve over 430,000 members, with approximately 20,000 peak-season employees. ClubCorp Holdings, Inc. is a publicly traded company on the New York Stock Exchange (NYSE: MYCC). ClubCorp properties include: Firestone Country Club (Akron, Ohio); Mission Hills Country Club (Rancho Mirage, California); The Woodlands Country Club (The Woodlands, Texas); Capital Club Beijing; and Metropolitan Club Chicago. You can find ClubCorp on Facebook at facebook.com/clubcorp and on Twitter at @ClubCorp.

Statement Regarding Non-GAAP Financial Measures
Adjusted EBITDA (“Adjusted EBITDA”) is a key financial measure used by our management to (1) internally measure our operating performance, (2) evaluate segment performance and allocate resources and support certain valuation analyses and (3) assess our ability to service our debt, incur additional debt, make acquisitions, pay dividends and make capital expenditures. We believe that Adjusted EBITDA is useful to investors and lenders as a performance measure because it adjusts our operating results to be reflective of our core, ongoing, operating performance. As such, Adjusted EBITDA provides relevant information about trends for the periods presented and adjusts for the impact of certain items on a consistent basis from period to period. We believe this measure allows investors and lenders to evaluate performance using the same metrics that management uses to evaluate performance and plan annual budgets. We also believe Adjusted EBITDA is useful as a liquidity measure because it demonstrates our ability to service our debt, incur additional debt, make acquisitions, pay dividends and make capital expenditures.

EBITDA is defined as net income before interest expense, income taxes, interest and investment income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus or minus impairments, gain or loss on disposition and acquisition of assets, losses from divested clubs, loss on extinguishment of debt, non-cash and other adjustments, equity-based compensation expense and a deferred revenue adjustment. The deferred revenue adjustment to revenues and Adjusted EBITDA within each segment represents estimated deferred revenue using current membership life estimates related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting. Adjusted EBITDA is based on the definition of Consolidated EBITDA as defined in the credit agreement governing our senior secured credit facilities and may not be comparable to similarly titled measures reported by other companies. The credit agreement governing our senior secured credit facilities and the indenture governing our senior notes contain certain covenants which are based upon specified financial ratios in reference to Adjusted EBITDA, after giving effect to the pro forma impact of acquisitions. Adjusted EBITDA as reported is identical to the computation of Consolidated EBITDA as defined in the credit agreement governing our senior secured credit facilities, except that for purposes of certain covenants in

ClubCorp FY17 Q2 Earnings Release	5	Page

the credit agreement, a pro forma adjustment is made to Consolidated EBITDA in order to give effect to current period acquisitions as though they had been consummated on the first day of the four quarter period presented. The pro forma impact gives effect to all acquisitions in the four quarters ended June 13, 2017 as though they had been consummated on the first day of third quarter of fiscal year 2016.

Adjusted EBITDA is not determined in accordance with GAAP and should not be considered in isolation, more meaningful than or as a substitute for a measure of performance or liquidity prepared in accordance with GAAP and is not indicative of net income or loss or operating cash flows as determined under GAAP. Non-GAAP financial measures have limitations that should be considered before used as measures to evaluate the Company's financial performance or liquidity. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies due to varying methods of calculation.

The financial statement tables that accompany this press release include a reconciliation of historical non-GAAP financial measures to the applicable and most comparable GAAP financial measures. The Company has not reconciled Adjusted EBITDA guidance included in this press release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the high variability, complexity and low visibility with respect to impairments and disposition of assets, income taxes and centralization and transformation costs which are excluded from Adjusted EBITDA. We expect the variability of these charges to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Special Note on Forward-Looking Statements
In addition to historical information, this press release contains statements relating to future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements can be identified by the fact that they do not relate strictly to current or historical facts and often include words such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology in this press release and any attachment to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook, earnings guidance, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control. All expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

ClubCorp FY17 Q2 Earnings Release	6	Page

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: various factors beyond management's control adversely affecting discretionary spending, membership count and facility usage and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2016. In addition, such risks and uncertainties include, among others, the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement entered into with affiliates of Apollo, the inability to complete the proposed merger (the“Merger”) with affiliates of Apollo due to the failure to obtain stockholder approval for the Merger or the failure to satisfy other conditions to completion of the Merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management’s attention from our ongoing business operations due to the Merger; the effect of the announcement of the Merger on our relationships with our members, operating results and business generally; and the risk that certain approvals or consents will not be received in a timely manner or that the Merger will not be consummated in a timely manner.

Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) the Company has correctly measured or identified all of the factors affecting its business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company's strategy, which is based in part on this analysis, will be successful. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company's filings with the SEC (which are available from the SEC's EDGAR database at www.sec.gov and via the Company's website at ir.clubcorp.com/SEC).

Statement Regarding Definitions and Financial Measures
The definitions and basis of presentation for financial measures used in this press release, including EBITDA, Adjusted EBITDA and same-store measures, are discussed more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2016, as amended by the Form 10-K/A filed on March 27, 2017, and the Company's Quarterly Report on Form 10-Q for the period ended June 13, 2017. This press release should be read in conjunction with such Annual Report and Quarterly Report.
______________________

ClubCorp FY17 Q2 Earnings Release	7	Page

Notes:

(1)
Adjusted EBITDA is not calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”). See the “Statement Regarding Non-GAAP Financial Measures” section of this press release for the definition of Adjusted EBITDA and the reconciliation later in this press release to the most comparable financial measure calculated in accordance with GAAP.

(2)
Clubs are considered same store once they have been fully operational for one fiscal year. Newly acquired or opened clubs, clubs added under management agreements and divested clubs are not classified as same store. Once a club has been divested, it is removed from the same store classification for all periods presented. New or Acquired Clubs include those clubs that the Company is currently operating as of June 13, 2017, that were opened, acquired or added under management agreements in the twenty-four weeks ended June 13, 2017 and the fiscal year ended December 27, 2016 consisting of: Marsh Creek Country Club, Santa Rosa Golf and Country Club, Country Club of Columbus, Heritage Golf Club, Eagle's Nest Country Club, North Hills Country Club, Norbeck Country Club and Oakhurst Golf and Country Club.

(3)
Consists of other business activities including ancillary revenues related to alliance arrangements, a portion of the revenue associated with upgrade offerings, reimbursements for certain costs of operations at managed clubs, corporate overhead expenses and shared services.

# # #

(Financial Tables Follow)

ClubCorp FY17 Q2 Earnings Release	8	Page

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—GOLF AND COUNTRY CLUBS (GCC)
(In thousands, except for memberships and percentages)
(Unaudited financial information)

	Second quarter ended			Year to date ended
GCC	June 13, 2017 (12 weeks)	June 14, 2016 (12 weeks)	% Change (1)	June 13, 2017 (24 weeks)	June 14, 2016 (24 weeks)	% Change (1)

Same Store Clubs (2)
Revenue
Dues	$100,750	$98,468	2.3%	$198,941	$193,413	2.9%
Food and Beverage	54,563	53,479	2.0%	88,926	87,216	2.0%
Golf Operations	51,612	51,146	0.9%	82,939	81,086	2.3%
Other	13,623	13,639	(0.1)%	26,353	26,489	(0.5)%
Revenue	$220,548	$216,732	1.8%	$397,159	$388,204	2.3%
Club operating costs and expenses exclusive of depreciation	$154,770	$150,995	2.5%	$278,933	$272,496	2.4%
Adjusted EBITDA	$65,778	$65,737	0.1%	$118,226	$115,708	2.2%
Adjusted EBITDA Margin	29.8%	30.3%	(50) bps	29.8%	29.8%	0 bps

New or Acquired Clubs (2)
Revenue	$7,311	$2,187	NM	$10,013	$2,816	NM
Club operating costs and expenses exclusive of depreciation	$7,027	$1,857	NM	$9,487	$2,412	NM
Adjusted EBITDA	$284	$330	NM	$526	$404	NM

Total Golf and Country Clubs
Revenue	$227,859	$218,919	4.1%	$407,172	$391,020	4.1%
Club operating costs and expenses exclusive of depreciation	$161,797	$152,852	5.9%	$288,420	$274,908	4.9%
Adjusted EBITDA	$66,062	$66,067	—%	$118,752	$116,112	2.3%
Adjusted EBITDA Margin	29.0%	30.2%	(120) bps	29.2%	29.7%	(50) bps

Total memberships, excluding managed club memberships				124,028	119,703	3.6%
____________________

(1)	Percentage changes that are not meaningful are denoted by “NM.”

(2)
Clubs are considered same store once they have been fully operational for one fiscal year. Newly acquired or opened clubs, clubs added under management agreements and divested clubs are not classified as same store. Once a club has been divested, it is removed from the same store classification for all periods presented. New or Acquired Clubs include those clubs that the Company is currently operating as of June 13, 2017, that were acquired, opened or added under management agreements during the twenty-four weeks ended June 13, 2017 and the fiscal year ended December 27, 2016 consisting of: Marsh Creek Country Club, Santa Rosa Golf and Country Club, Country Club of Columbus, Heritage Golf Club, Eagle's Nest Country Club, North Hills Country Club, Norbeck Country Club and Oakhurst Golf and Country Club.

ClubCorp FY17 Q2 Earnings Release	9	Page

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—BUSINESS, SPORTS AND ALUMNI CLUBS (BSA)
(In thousands, except for memberships and percentages)
(Unaudited financial information)

	Second quarter ended			Year to date ended
BSA	June 13, 2017 (12 weeks)	June 14, 2016 (12 weeks)	% Change (1)	June 13, 2017 (24 weeks)	June 14, 2016 (24 weeks)	% Change (1)

Same Store Clubs (2)
Revenue
Dues	$17,469	$17,342	0.7%	$34,995	$34,886	0.3%
Food and Beverage	23,142	23,792	(2.7)%	41,641	41,923	(0.7)%
Other	2,272	2,024	12.3%	4,487	4,331	3.6%
Revenue	$42,883	$43,158	(0.6)%	$81,123	$81,140	—%
Club operating costs and expenses exclusive of depreciation	$33,156	$32,953	0.6%	$64,912	$64,011	1.4%
Adjusted EBITDA	$9,727	$10,205	(4.7)%	$16,211	$17,129	(5.4)%
Adjusted EBITDA Margin	22.7%	23.6%	(90) bps	20.0%	21.1%	(110) bps

New or Acquired Clubs (2)
Revenue	$—	$—	NM	$—	$—	NM
Club operating costs and expenses exclusive of depreciation	$4	$11	NM	$4	$14	NM
Adjusted EBITDA	$(4)	$(11)	NM	$(4)	$(14)	NM

Total Business, Sports and Alumni Clubs
Revenue	$42,883	$43,158	(0.6)%	$81,123	$81,140	—%
Club operating costs and expenses exclusive of depreciation	$33,160	$32,964	0.6%	$64,916	$64,025	1.4%
Adjusted EBITDA	$9,723	$10,194	(4.6)%	$16,207	$17,115	(5.3)%
Adjusted EBITDA Margin	22.7%	23.6%	(90) bps	20.0%	21.1%	(110) bps

Total memberships, excluding managed club memberships				50,320	50,335	—%
______________________

(1)    Percentage changes that are not meaningful are denoted by “NM.”

(2)
Clubs are considered same store once they have been fully operational for one fiscal year. Newly acquired or opened clubs, clubs added under management agreements and divested clubs are not classified as same store. Once a club has been divested, it is removed from the same store classification for all periods presented. New or Acquired Clubs include those clubs which are under development or that the Company is currently operating as of June 13, 2017, that were opened or added under management agreements during the twenty-four weeks ended June 13, 2017 and the fiscal year ended December 27, 2016.

ClubCorp FY17 Q2 Earnings Release	10	Page

CLUBCORP HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES TO CLOSEST GAAP MEASURES
(In thousands)
(Unaudited financial information)

	Second quarter ended		Year to date ended		Four Quarters Ended
	June 13, 2017 (12 weeks)	June 14, 2016 (12 weeks)	June 13, 2017 (24 weeks)	June 14, 2016 (24 weeks)	June 13, 2017 (52 weeks)
Net income (loss)	$791	$5,750	$(6,715)	$(2,563)	$(127)
Interest expense	19,234	19,938	38,784	40,358	85,614
Income tax (benefit) expense	(1,499)	4,078	(6,012)	(1,459)	(3,205)
Interest and investment income	(155)	(127)	(320)	(253)	(675)
Depreciation and amortization	25,384	24,355	50,380	48,569	109,011
EBITDA	$43,755	$53,994	$76,117	$84,652	$190,618
Impairments and disposition of assets (1)	6,133	3,238	9,067	6,155	19,886
Income from divested clubs (2)	(71)	(373)	(166)	(342)	(694)
Non-cash adjustments (3)	—	(842)	—	(379)	634
Acquisition related costs (4)	1,213	257	1,808	943	2,274
Capital structure costs (5)	770	208	770	950	1,660
Centralization and transformation costs (6)	6,646	2,061	9,044	4,479	14,371
Other adjustments (7)	1,308	1,184	3,538	2,270	6,343
Equity-based compensation expense (8)	2,138	1,830	4,077	3,000	8,082
Deferred revenue adjustment (9)	1,000	1,302	2,066	2,690	4,780
Adjusted EBITDA	$62,892	$62,859	$106,321	$104,418	$247,954

	Second quarter ended		Year to date ended		Four Quarters Ended
	June 13, 2017 (12 weeks)	June 14, 2016 (12 weeks)	June 13, 2017 (24 weeks)	June 14, 2016 (24 weeks)	June 13, 2017 (52 weeks)
Net cash provided by operating activities	$44,679	$47,925	$62,386	$70,236	$149,804
Interest expense	19,234	19,938	38,784	40,358	85,614
Income tax (benefit) expense	(1,499)	4,078	(6,012)	(1,459)	(3,205)
Interest and investment income	(155)	(127)	(320)	(253)	(675)
Income from divested clubs (2)	(71)	(373)	(166)	(342)	(694)
Non-cash adjustments (3)	—	(842)	—	(379)	634
Acquisition related costs (4)	1,213	257	1,808	943	2,274
Capital structure costs (5)	770	208	770	950	1,660
Centralization and transformation costs (6)	6,646	2,061	9,044	4,479	14,371
Other adjustments (7)	1,308	1,184	3,538	2,270	6,343
Deferred revenue adjustment (9)	1,000	1,302	2,066	2,690	4,780
Certain adjustments to reconcile net income (loss) to operating cash flows (10)	(10,233)	(12,752)	(5,577)	(15,075)	(12,952)
Adjusted EBITDA	$62,892	$62,859	$106,321	$104,418	$247,954

ClubCorp FY17 Q2 Earnings Release	11	Page

	Second quarter ended		Year to date ended		Four Quarters Ended
	June 13, 2017 (12 weeks)	June 14, 2016 (12 weeks)	June 13, 2017 (24 weeks)	June 14, 2016 (24 weeks)	June 13, 2017 (52 weeks)
Golf and Country Clubs Adjusted EBITDA	$66,062	$66,067	$118,752	$116,112	$262,987
Business, Sports and Alumni Clubs Adjusted EBITDA	9,723	10,194	16,207	17,115	39,295
Interest expense	(19,234)	(19,938)	(38,784)	(40,358)	(85,614)
Interest and investment income	155	127	320	253	675
Depreciation and amortization	(25,384)	(24,355)	(50,380)	(48,569)	(109,011)
Impairments and disposition of assets (1)	(6,133)	(3,238)	(9,067)	(6,155)	(19,886)
Income from divested clubs (2)	71	373	166	342	694
Non-cash adjustments (3)	—	842	—	379	(634)
Acquisition related costs (4)	(1,213)	(257)	(1,808)	(943)	(2,274)
Capital structure costs (5)	(770)	(208)	(770)	(950)	(1,660)
Centralization and transformation costs (6)	(6,646)	(2,061)	(9,044)	(4,479)	(14,371)
Other adjustments (7)	(1,308)	(1,184)	(3,538)	(2,270)	(6,343)
Equity-based compensation expense (8)	(2,138)	(1,830)	(4,077)	(3,000)	(8,082)
Deferred revenue adjustment (9)	(1,000)	(1,302)	(2,066)	(2,690)	(4,780)
Corporate expenses and other operations (11)	(12,893)	(13,402)	(28,638)	(28,809)	(54,328)
(Loss) income before income taxes	$(708)	$9,828	$(12,727)	$(4,022)	$(3,332)
______________________

The following footnotes relate to the three preceding tables.

(1)
Includes non-cash impairment charges related to property and equipment and intangible assets and loss on disposals of assets (including property and equipment disposed of in connection with renovations).

(2)	Net income from divested clubs that do not qualify as discontinued operations in accordance with GAAP.

(3)	Includes non-cash items related to purchase accounting associated with the acquisition of ClubCorp, Inc. (“CCI”) in 2006 by affiliates of KSL Capital Partners, LLC (“KSL”).

(4)	Represents legal and professional fees related to the acquisition of clubs.

(5)	Represents legal and professional fees related to our capital structure, including debt issuance and amendment costs and equity offering costs.

(6)
Includes fees and expenses associated with initial compliance with Section 404(b) of the Sarbanes-Oxley Act, which were primarily incurred in fiscal year 2015 and the twelve weeks ended March 22, 2016, and related centralization and transformation of administrative processes, finance processes and related IT systems.

(7)
Represents adjustments permitted by the credit agreement governing the Secured Credit Facilities including cash distributions from equity method investments less equity in earnings recognized for said investments, professional and legal fees associated with our strategic alternatives review, income or loss attributable to non-controlling equity interests, expenses paid to an affiliate of KSL and legal settlements.

(8)	Includes equity-based compensation expense, calculated in accordance with GAAP, related to awards held by certain employees, executives and directors.

(9)
Represents estimated deferred revenue, calculated using current membership life estimates, related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting in connection with the acquisition of CCI in 2006 and the acquisition of Sequoia Golf on September 30, 2014.

ClubCorp FY17 Q2 Earnings Release	12	Page

(10)
Includes the following adjustments to reconcile net loss to net cash provided by operating activities from our Unaudited Consolidated Condensed Statements of Cash Flows: Net change in prepaid expenses and other assets, net change in receivables and membership notes, net change in accounts payable and accrued liabilities, net change in other current liabilities, bad debt expense, equity in loss (earnings) from unconsolidated ventures, gain on investment in unconsolidated ventures, distribution from investment in unconsolidated ventures, debt issuance costs and term loan discount, accretion of discount on member deposits, net change in deferred tax assets and liabilities and net change in other long-term liabilities. Certain other adjustments to reconcile net income (loss) to net cash provided by operating activities are not included as they are excluded from both net cash provided by operating activities and Adjusted EBITDA.

(11)
Includes other business activities including ancillary revenues related to alliance arrangements, a portion of the revenue associated with upgrade offerings, costs of operations at managed clubs, corporate overhead expenses and shared services expenses.

ClubCorp FY17 Q2 Earnings Release	13	Page

CLUBCORP HOLDINGS, INC.
SUMMARIZED FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited financial information)

	Second quarter ended		Year to date ended
	June 13, 2017 (12 weeks)	June 14, 2016 (12 weeks)	June 13, 2017 (24 weeks)	June 14, 2016 (24 weeks)
Revenues
Golf and Country Clubs (1)	$227,859	$218,919	$407,172	$391,020
Business, Sports and Alumni Clubs (1)	42,883	43,158	81,123	81,140
Other operations	6,285	4,736	9,939	7,980
Elimination of intersegment revenues and segment reporting adjustments	(2,859)	(3,066)	(5,752)	(6,160)
Revenues relating to divested clubs (2)	2,185	5,227	5,149	9,867
Total consolidated revenues	$276,353	$268,974	$497,631	$483,847

Golf and Country Clubs Adjusted EBITDA	$66,062	$66,067	$118,752	$116,112
Business, Sports and Alumni Clubs Adjusted EBITDA	$9,723	$10,194	$16,207	$17,115
______________________

(1)
Includes segment reporting adjustments representing estimated deferred revenue, calculated using current membership life estimates, related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting in connection with the acquisition of CCI in 2006 and the acquisition of Sequoia Golf on September 30, 2014.

(2)	When clubs are divested, the associated revenues are excluded from segment results for all periods presented.

ClubCorp FY17 Q2 Earnings Release	14	Page

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
For the Twelve and Twenty-Four Weeks Ended June 13, 2017 and June 14, 2016
(In thousands, except per share amounts)
(Unaudited financial information)

	Second quarter ended			Year to date ended
	June 13, 2017 (12 weeks)	June 14, 2016 (12 weeks)	% Change	June 13, 2017 (24 weeks)	June 14, 2016 (24 weeks)	% Change
REVENUES:
Club operations	$194,780	$189,203	2.9%	$360,941	$349,892	3.2%
Food and beverage	80,366	78,941	1.8%	134,427	131,797	2.0%
Other revenues	1,207	830	45.4%	2,263	2,158	4.9%
Total revenues	276,353	268,974	2.7%	497,631	483,847	2.8%

DIRECT AND SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Club operating costs exclusive of depreciation	175,953	170,157	3.4%	322,250	312,511	3.1%
Cost of food and beverage sales exclusive of depreciation	26,480	25,498	3.9%	46,141	44,338	4.1%
Depreciation and amortization	25,384	24,355	4.2%	50,380	48,569	3.7%
Provision for doubtful accounts	806	704	14.5%	1,715	1,084	58.2%
Loss on disposals of assets	1,957	2,738	(28.5)%	4,891	5,655	(13.5)%
Impairment of assets	4,176	500	735.2%	4,176	500	735.2%
Equity in earnings from unconsolidated ventures	(1,448)	(2,118)	31.6%	(3,629)	(2,103)	(72.6)%
Selling, general and administrative	24,674	17,501	41.0%	45,970	37,210	23.5%
OPERATING INCOME	18,371	29,639	(38.0)%	25,737	36,083	(28.7)%

Interest and investment income	155	127	22.0%	320	253	26.5%
Interest expense	(19,234)	(19,938)	3.5%	(38,784)	(40,358)	3.9%
(LOSS) INCOME BEFORE INCOME TAXES	(708)	9,828	(107.2)%	(12,727)	(4,022)	(216.4)%
INCOME TAX BENEFIT (EXPENSE)	1,499	(4,078)	136.8%	6,012	1,459	312.1%
NET INCOME (LOSS)	791	5,750	(86.2)%	(6,715)	(2,563)	(162.0)%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(123)	(171)	28.1%	(140)	(272)	48.5%
NET INCOME (LOSS) ATTRIBUTABLE TO CLUBCORP	$668	$5,579	(88.0)%	$(6,855)	$(2,835)	(141.8)%

WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC	64,555	64,518	0.1%	64,498	64,496	—%
WEIGHTED AVERAGE SHARES OUTSTANDING, DILUTED	64,555	64,556	—%	64,498	64,496	—%

EARNINGS PER COMMON SHARE:
Net income (loss) attributable to ClubCorp, Basic	$0.01	$0.08	(87.5)%	$(0.11)	$(0.05)	(120.0)%
Net income (loss) attributable to ClubCorp, Diluted	$0.01	$0.08	(87.5)%	$(0.11)	$(0.05)	(120.0)%

Cash dividends declared per common share	$—	$0.13	(100.0)%	$0.13	$0.26	(50.0)%

ClubCorp FY17 Q2 Earnings Release	15	Page

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
For the Twelve and Twenty-Four Weeks Ended June 13, 2017 and June 14, 2016
(In thousands)
(Unaudited financial information)

	Second quarter ended			Year to date ended
	June 13, 2017 (12 weeks)	June 14, 2016 (12 weeks)	% Change	June 13, 2017 (24 weeks)	June 14, 2016 (24 weeks)	% Change
NET INCOME (LOSS)	$791	$5,750	(86.2)%	$(6,715)	$(2,563)	(162.0)%
Foreign currency translation	681	(779)	187.4%	1,575	(860)	283.1%
OTHER COMPREHENSIVE INCOME (LOSS)	681	(779)	187.4%	1,575	(860)	283.1%
COMPREHENSIVE INCOME (LOSS)	1,472	4,971	(70.4)%	(5,140)	(3,423)	(50.2)%
COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(123)	(171)	28.1%	(140)	(272)	48.5%
COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO CLUBCORP	$1,349	$4,800	(71.9)%	$(5,280)	$(3,695)	(42.9)%

ClubCorp FY17 Q2 Earnings Release	16	Page

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
As of June 13, 2017 and December 27, 2016
(In thousands of dollars, except share and per share amounts)
(Unaudited financial information)

	June 13, 2017	December 27, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$52,020	$84,601
Receivables, net of allowances	110,175	79,115
Inventories	26,388	22,743
Prepaids and other assets	19,754	16,116
Total current assets	208,337	202,575
Investments	3,877	1,569
Property and equipment, net	1,570,689	1,553,382
Notes receivable, net of allowances	8,255	8,161
Goodwill	312,811	312,811
Intangibles, net	28,793	29,348
Other assets	16,509	16,615
Long-term deferred tax asset	4,253	4,253
TOTAL ASSETS	$2,153,524	$2,128,714

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$20,079	$19,422
Membership initiation deposits - current portion	178,086	170,355
Accounts payable	36,736	39,260
Accrued expenses	52,124	42,539
Accrued taxes	18,045	19,256
Other liabilities	92,897	71,092
Total current liabilities	397,967	361,924
Long-term debt	1,068,190	1,067,071
Membership initiation deposits	205,837	205,076
Deferred tax liability, net	204,717	209,347
Other liabilities	135,633	132,909
Total liabilities	2,012,344	1,976,327

EQUITY
Common stock, $0.01 par value, 200,000,000 shares authorized; 65,721,817 and 65,498,897 issued and outstanding at June 13, 2017 and December 27, 2016, respectively	657	655
Additional paid-in capital	230,176	235,871
Accumulated other comprehensive loss	(8,063)	(9,638)
Accumulated deficit	(89,115)	(82,260)
Treasury stock, at cost (192,989 shares at June 13, 2017 and December 27, 2016)	(2,258)	(2,258)
Total stockholders’ equity	131,397	142,370
Noncontrolling interests in consolidated subsidiaries and variable interest entities	9,783	10,017
Total equity	141,180	152,387
TOTAL LIABILITIES AND EQUITY	$2,153,524	$2,128,714

ClubCorp FY17 Q2 Earnings Release	17	Page

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
For the Twenty-Four Weeks Ended June 13, 2017 and June 14, 2016
(In thousands of dollars)
(Unaudited financial information)

	Year to date ended
	June 13, 2017 (24 weeks)	June 14, 2016 (24 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,715)	$(2,563)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation	50,069	47,490
Amortization	311	1,079
Asset impairments	4,176	500
Bad debt expense	1,715	1,084
Equity in earnings from unconsolidated ventures	(3,629)	(2,103)
Distribution from investment in unconsolidated ventures	1,321	1,524
Loss on disposals of assets, net	4,891	5,655
Debt issuance costs and term loan discount	2,400	2,620
Accretion of discount on member deposits	9,208	9,127
Equity-based compensation	4,077	3,000
Net change in deferred tax assets and liabilities	(4,630)	(1,544)
Net change in prepaid expenses and other assets	(7,182)	(6,975)
Net change in receivables and membership notes	(30,099)	(26,010)
Net change in accounts payable and accrued liabilities	7,496	13,824
Net change in other current liabilities	28,176	25,198
Net change in other long-term liabilities	801	(1,670)
Net cash provided by operating activities	62,386	70,236
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(52,487)	(47,031)
Acquisition of clubs	(15,265)	(6,600)
Proceeds from dispositions	16	24
Proceeds from insurance	2,862	471
Net change in restricted cash and capital reserve funds	(41)	(180)
Net cash used in investing activities	(64,915)	(53,316)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(8,915)	(8,755)
Debt issuance and modification costs	(795)	(1,093)
Dividends to owners	(17,089)	(16,979)
Repurchases of common stock	—	(1,235)
Share repurchases for tax withholdings related to certain equity-based awards	(1,264)	(226)
Distributions to noncontrolling interest	(374)	—
Proceeds from new membership initiation deposits	57	72
Repayments of membership initiation deposits	(861)	(1,013)
Net cash used in financing activities	(29,241)	(29,229)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(811)	569
NET DECREASE IN CASH AND CASH EQUIVALENTS	(32,581)	(11,740)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	84,601	116,347
CASH AND CASH EQUIVALENTS - END OF PERIOD	$52,020	$104,607
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$18,948	$10,700
Cash paid for income taxes	$1,348	$3,046

ClubCorp FY17 Q2 Earnings Release	18	Page